 Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
for Tender of Shares of Common Stock
of
VOLT INFORMATION SCIENCES, INC.
at
$6.00 PER SHARE, NET IN CASH
Pursuant to the Offer to Purchase, dated March 25, 2022
by
VEGA MERGERCO, INC.
a wholly owned subsidiary of
VEGA CONSULTING, INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK TIME (I.E., ONE MINUTE AFTER 11:59 P.M., NEW YORK TIME), ON APRIL 21, 2022, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if a shareholder wishes to participate in the Offer (as defined below) and (a) certificates representing shares (the “Shares”), of common stock, par value $0.10 per share, of Volt Information Science, Inc., a New York corporation, are not immediately available, (b) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (c) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary and Paying Agent”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile or electronic transmission or overnight courier to the Depositary and Paying Agent and must include a guarantee by an Eligible Institution (as defined below). See “The Tender Offer — Section 3 — Procedure for Tendering Shares” of the Offer to Purchase (as defined below).
Shares tendered by a Notice of Guaranteed Delivery or other guaranteed delivery procedure will not be deemed validly tendered for any purpose, including for purposes of satisfying the Minimum Condition (as defined in the Offer to Purchase), and the Offeror will be under no obligation to make any payment for such Shares, unless and until Shares underlying such Notice of Guaranteed Delivery are delivered to the Depositary and Paying Agent in settlement or satisfaction of such guarantee.
The Depositary and Paying Agent for the Offer is:
If delivering by mail, express mail, courier or any other expedited service:
By First Class, Registered or Certified Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	By Express or Overnight Delivery: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

Delivery Via Email
For Eligible Institutions Only:
CANOTICEOFGUARANTEE@computershare.com
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN “SUMMARY TERM SHEET” OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS IN “THE TENDER OFFER — SECTION 3 — PROCEDURE FOR TENDERING SHARES” OF THE OFFER TO PURCHASE, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.
The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and Paying Agent and must deliver a properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in “The Tender Offer — Section 3 — Procedures for Tendering Shares” of the Offer to Purchase) and certificates for Shares or book-entry Shares that are the subject of this Notice of Guaranteed Delivery to the Depositary and Paying Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
Ladies and Gentlemen:
The undersigned hereby tenders Vega MergerCo, Inc., a New York corporation (the “Offeror”) and a wholly owned subsidiary of Vega Consulting, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 25, 2022 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted therein, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares (the “Shares”) of common stock, par value $0.10 per share, of Volt Information Sciences, Inc., a New York corporation, specified below, pursuant to the guaranteed delivery procedure set forth in “The Tender Offer — Section 3 — Procedures for Tendering Shares” of the Offer to Purchase.
Number of Shares Tendered:
Share Certificate Number(s) (if available):
Check here and complete the information below if Shares will be tendered by book entry transfer.
Name of Tendering Institution:
DTC Participant Number:
(if applicable)
Transaction Code Number:
(if applicable)
Date:
Name(s) of Record Owner(s)
(Please Type or Print)
Address(es):
(Including Zip Code)
Area Code and Telephone Number:
Signature(s):

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary and Paying Agent’s account at The Depository Trust Company (pursuant to the procedures set forth in “The Tender Offer — Section 3 — Procedures for Tendering Shares” of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions, a manually executed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in “The Tender Offer — Section 3 — Procedures for Tendering Shares” of the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary and Paying Agent at one of its addresses set forth above within two NYSE American trading days after the date of execution hereof.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal, certificates representing the Shares and/or any other required documents to the Depositary and Paying Agent within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.
Participants should notify the depositary prior to covering through the submission of a physical security directly to the depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.
Name of firm:
Address:
(Including Zip Code)
Area Code and Telephone Number:
Date:
Authorized Signature:
Name:
(Please Type or Print)
Title:
Dated:
NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES REPRESENTING TENDERED SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.